LEASE GUARANTY AGREEMENT

                                 By And Between

                              THE HOLT GROUP, INC.,
                             A Delaware Corporation;
                   HOLT HAULING AND WAREHOUSING SYSTEM, INC.,
                           A Pennsylvania Corporation;
                          WILMINGTON STEVEDORES, INC.,
                             A Delaware Corporation;
                          MURPHY MARINE SERVICES, INC.,
                             A Delaware Corporation;
                     THE RIVERFRONT DEVELOPMENT CORPORATION,
                            A New Jersey Corporation;
                            NPR HOLDING CORPORATION,
                             A Delaware Corporation;
                         NPR-NAVIERAS RECEIVABLES, INC.,
                             A Delaware Corporation;
                                       and
                     NPR S.A., INC., A Delaware Corporation

                                   GUARANTORS

                               For The Benefit Of

                        EMERALD EQUIPMENT LEASING, INC.,
                             A Delaware Corporation
                                (And Its Assigns)
                                     LESSOR

                       With Respect To The Obligations Of

                            HOLT CARGO SYSTEMS, INC.
                                       And
                                   NPR, INC.,
                           Both Delaware Corporations

                                     LESSEES

                                                 Dated As Of November 20, 1997


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                            LEASE GUARANTY AGREEMENT
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
  Section 1. Definitions .....................................................1

      Section 1.1.     Cash Equivalents ......................................1
      Section 1.2.     Cash Flow .............................................2
      Section 1.3.     Change Of Control .....................................2
      Section 1.4.     Code ..................................................2
      Section 1.5.     Employee Benefit Plan .................................2
      Section 1.6.     Environmental Laws ....................................3
      Section 1.7.     EPA Permit ............................................3
      Section 1.8.     ERISA .................................................3
      Section 1.9.     ERISA Affiliate .......................................3
      Section 1.10.    ERISA Liabilities .....................................3
      Section 1.11     Event Of Default ......................................3
      Section 1.12.    Facilities ............................................3
      Section 1.13.    Fiscal Quarter ........................................3
      Section 1.14.    Fiscal Year ...........................................4
      Section 1.15.    G.A.A.P . .............................................4
      Section 1.16.    Governmental Authority ................................4
      Section 1.17.    Guaranteed Pension Plan ...............................4
      Section 1.18.    Guaranty Indebtedness .................................4
      Section 1.19.    Indebtedness . ........................................4
      Section 1.20.    Insolvency Proceedinas . ..............................5
      Section 1.21.    Interest Expense ......................................5
      Section 1.22.    Laws ..................................................5
      Section 1.23.    Lease .................................................5
      Section 1.24.    Lease Documents .......................................5
      Section 1.25.    Leased Equipment ......................................5
      Section 1.26.    Lessor's Expenses .....................................5
      Section 1.27.    Loan ..................................................6
      Section 1.28.    Loan Agreement ........................................6
      Section 1.29.    Material Adverse Event ................................6
      Section 1.30.    MBC ...................................................6
      Section 1.31.    Multiemployer Plan ....................................6
      Section 1.32.    Obligations ...........................................6
      Section 1.33.    Person ................................................7
      Section 1.34.    Regulated Substance ...................................7
      Section 1.35.    Release ...............................................7
      Section 1.36.    Restricted Payment ....................................7
      Section 1.37.    Rule 144A Transaction .................................8
      Section 1.38.    Solvent ...............................................8
      Section 1.39.    Subrogation Rights ....................................8
      Section 1.40.    Subsidiary ............................................8
      Section 1.41.    Tangible Net Worth ....................................8
      Section 1.42.    Termination Event .....................................8

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   Section 2. Guaranty .......................................................9

   Section 3. Nature Of Guaranty .............................................9

   Section 4. Representations And Warranties .................................9
      Section 4.1.     Enforceability of Guaranty ...........................10
      Section 4.2.     Enforceability of Lease Documents ....................10
      Section 4.3.     Accuracy Of Lessees' Representations And Warranties ..10
      Section 4.4.     Accuracy Of Information ..............................10
      Section 4.5.     No Litigation ........................................10
      Section 4.6.     Authority: Approvals And Consents ....................10
      Section 4.7.     No Events Of Default .................................11
      Section 4.8.     Lease Documents ......................................11
      Section 4.9.     Taxes ................................................11
      Section 4.10.    Compliance With Laws .................................11
      Section 4.11.    Chief Places Of Business .............................11
      Section 4.12.    Subsidiaries .........................................11
      Section 4.13.    No Labor Agreements ..................................11
      Section 4.14.    Capitalization .......................................12
      Section 4.15.    Approvals ............................................12
      Section 4.16.    Financial Statements .................................12
      Section 4.17.    Solvency .............................................12
      Section 4.18.    Employee Benefit Plans ...............................13
      Section 4.19.    Environmental Conditions .............................13
      Section 4.20.    Business Locations ...................................14
      Section 4.21.    No Materially Adverse Contracts. Etc .................14
      Section 4.22.    Disclosure Generally .................................14

   Section 5. Affirmative Covenants .........................................14
      Section 5.1.     Payment And Performance ..............................14
      Section 5.2.     Notice Of Litigation And Proceedings .................15
      Section 5.3.     Payment Of Liabilities To Third Persons ..............15
      Section 5.4.     Payment Of Taxes .....................................15
      Section 5.5.     Reporting Requirements ...............................15
      Section 5.6.     Employee Benefit Plans And Guaranteed Pension Plans ..17
      Section 5.7.     Compliance With Laws .................................17
      Section 5.8.     Environmental Laws ...................................17
      Section 5.9.     Maintenance Of Books And Records .....................18

   Section 6. Negative Covenants ............................................18
      Section 6.1.     Consolidations, Mergers, And Ownership Of
                       Subsidiaries .........................................18
      Section 6.2.     Disposition Of Assets ................................18
      Section 6.3.     Encumbrance Of Current Assets ........................18
      Section 6.4.     Acquisitions And Investments .........................19
      Section 6.5.     Changes In Fiscal Year ...............................19

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      Section 6.6.     Amendments To Coroorate Documents ....................19
      Section 6.7.     Restricted Payments ..................................19
      Section 6.8.     Defaults By Lessees Or Other Guarantors ..............19
      Section 6.9.     Ratio Of Indebtedness To Tangible Net Worth ..........19
      Section 6.10.    Interest Coverage Ratio ..............................20
      Section 6.11.    Minimum Tangible Net Worth ...........................20

   Section 7. Events Authorizing Acceleration Of Obligations ................20
      Section 7.1.     Failure To Pay Or Perform ............................20
      Section 7.2.     Representation Or Warranty ...........................20
      Section 7.3.     Lease Documents ......................................20
      Section 7.4.     Cross-Default ........................................20
      Section 7.5.     Judgments ............................................21
      Section 7.6.     Attachments ..........................................21
      Section 7.7.     Involuntary Insolvency Proceedings ...................21
      Section 7.8.     Voluntary Insolvency Proceedings .....................21
      Section 7.9.     Insolvency Proceedings Pertaining To Lessees
                       or Lease Guarantors ..................................21
      Section 7.10.    Change In Control ....................................21
      Section 7.11.    Material Adverse Event ...............................21
      Section 7.12.    ERISA ................................................21
      Section 7.13.    Indictment Of Lessees Or Guarantors ..................22
      Section 7.14.    Injunctions ..........................................22
      Section 7.15.    Loss Of Material License, Permit, Etc ................22
      Section 7.16.    Notice And Cure Riahts ...............................22

   Section 8. Acceleration Rights ...........................................22

   Section 9. Lessor Need Not Pursue Other Rights ...........................23

   Section 10. Subrogation ..................................................23

   Section 11. Right of Contribution ........................................23

   Section 12. Certain Rights Of Lessor .....................................23

   Section 13. Waivers By Guarantor .........................................24

   Section 14. Unenforceability Of Obligations Of Lessees ...................24

   Section 15. No Conditions Precedent ......................................24

   Section 16. No Duty To Disclose ..........................................24

   Section 17. Enforcement During Bankruptcy ................................25

   Section 18. Cumulative Liability .........................................25

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   Section 19. Obligations Are Unconditional ................................25

   Section 20. Defenses Against Lessees .....................................25

   Section 21. Lessor's Expenses ............................................25

   Section 22. Remedies Cumulative ..........................................26

   Section 23. Discharge Of Guaranty ........................................26

   Section 24. Subordination Of Certain Indebtedness ........................26

   Section 25. Choice Of Law ................................................26

   Section 26. Consent To Jurisdiction: Agreement As To Venue ...............26

   Section 27. Invalidity Of Any Part .......................................26

   Section 28. Amendment Or Waiver ..........................................27

   Section 29. Notices ......................................................27

   Section 30. Assignability ................................................28

   Section 31. Joint And Several Nature .....................................29

   Section 32. Final Agreement ..............................................29

   Section 33. Tense, Gender, Defined Terms, Captions .......................29

   Section 34. Seal And Effective Date ......................................29

   Section 35. Waiver Of Trial By Jury ......................................29

   Schedules

   Schedule 4.5        Pending Litigation
   Schedule 4.11       Chief Place of Businesses of Guarantors
   Schedule 4.12       Subsidiaries
   Schedule 4.13       Labor Agreements
   Schedule 4.14       Capitalization of Each Guarantor
   Schedule 4.16       Undisclosed Material Liabilities
   Schedule 4.18       Withdrawal Liability
   Schedule 4.19       Environmental Conditions
   Schedule 4.20       Business Locations of Lessees and Guarantors

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                            LEASE GUARANTY AGREEMENT

       THIS LEASE GUARANTY AGREEMENT ("GUARANTY") is made this 20th day of November, 1997 by THE HOLT GROUP, INC., a Delaware corporation ("HOLT GROUP'), HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation ("HOLT HAULING"), WILMINGTON STEVEDORES, INC., a Delaware corporation ("WILMINGTON), MURPHY MARINE SERVICES, INC., a Delaware corporation ("MURPHY"), THE RIVERFRONT DEVELOPMENT CORPORATION, a New Jersey corporation ("RIVERFRONT"), NPR HOLDING CORPORATION, a Delaware corporation ("NPR HOLDING"), NPR-NAVIERAS RECEIVABLES, INC., a Delaware corporation ("NPR-NAVIERAS"), and NPR S.A., INC. ("NPR S.A."), for the benefit of EMERALD EQUIPMENT LEASING, INC., a Delaware corporation, and its successors and assigns ("LESSOR") with respect to various duties and obligations of NPR, INC., a Delaware corporation ("NPR"), and HOLT CARGO SYSTEMS, INC., a Delaware corporation ("HOLT CARGO"). Hereafter, HOLT GROUP, HOLT HAULING, WILMINGTON, MURPHY, RIVERFRONT, NPR HOLDING, NPR-NAVIERAS, and NPR S.A. are collectively referred to as the "GUARANTORS"; and NPR and HOLT CARGO are collectively referred to as the "LESSEES."

                                    RECITALS:

       The LESSEES have requested that the LESSOR lease certain equipment and personalty to the LESSEES. The LESSOR has conditioned its agreement to provide the requested equipment leasing to the LESSEES upon the receipt by the LESSOR of the unconditional joint and several guarantys of the GUARANTORS of all of the duties and obligations of payment and performance owed by the LESSEES to the LESSOR in connection with such equipment leasing.

       Each of the GUARANTORS has a business relationship with each of the LESSEES and expects to receive substantial economic and other direct or indirect benefits from the proposed equipment leasing transaction.

       The GUARANTORS have each executed and delivered this GUARANTY in order to induce the LESSOR to provide the requested equipment leasing to the LESSEES.

       Section 1. Definitions. As used in this GUARANTY, the following terms have the following meanings. Terms defined in this Section 1 or elsewhere in this GUARANTY are in all capital letters throughout this GUARANTY. The singular use of any defined term includes the plural and the plural use includes the singular. All accounting terms not specifically defined in this GUARANTY shall be construed in accordance with G.A.A.P.

       Section 1.1. Cash Equivalents. The term "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof; (b) investments in certificates of deposit or bankers'

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acceptances maturing within three (3) months from the date of acquisition issued by a LENDER or any other commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000.00); (c) investments in commercial paper of any LENDER or any other PERSON which, at the time of issuance, has a rating of at least A-1 from Standard & Poor's Rating Group or at least P-1 from Moodys Investor Service, Inc. and maturing not more than six (6) months from the date of acquisition thereof; (d) obligations of the type described in (a), (b) or (c) above purchased pursuant to a repurchase agreement obligating the counterpart to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of the issuing bank; and (e) time deposits or eurodollar time deposits maturing no more than thirty (30) days from the date of creation with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred
Thousand Dollars ($100,000.00) or the maximum insurance applicable to the aggregate amount of the referenced PERSON'S deposits in such institution.

       Section 1.2. Cash Flow. The term "CASH FLOW means, for any period, without duplication, the amounts for such period, taken as a single accounting period, of: (a) net income; (b) non-cash charges; (c) INTEREST EXPENSE; and (d) to the extent reducing net income, income tax expenses, as such items are shown in the consolidated financial statement of the GUARANTORS and their SUBSIDIARIES.

       Section 1.3. Chance Of Control. The term "CHANGE OF CONTROL" means such time as: (a) Thomas J. Holt, Sr., his spouse, his lineal descendants, or any spouse of such lineal descendants (including without limitation (i) any person whose relationship is by legal adoption and (ii) trusts for the benefit of any of the foregoing) shall cease to own beneficially and of record fifty-one percent (51%) of the capital stock of the HOLT GROUP; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any of the GUARANTORS or of either of the LESSEES (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of any of the GUARANTORS or of either of the LESSEES then in office; or (c) either of the LESSEES or any of the GUARANTORS (other than the HOLT GROUP) ceases to be wholly owned, or wholly owned through one or more intermediaries, by the HOLT GROUP.

       Section 1.4. Code. The term "CODE" means the Internal Revenue Code of 1986, as amended, and all Treasury regulations, revenue rulings, revenue procedures or announcements issued thereunder.

       Section 1.5. Emoloyee Benefit Plan. The term "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA.

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       Section 1.6. Environmental Laws. The term "ENVIRONMENTAL LAWS means individually or collectively any local, state or federal law, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response. Compensation and Liability Act of 1980, as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act); the Resource Conservation and Recovery Act, as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984): the Toxic Substances Control Act, as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

       Section 1.7. EPA Permit. The term "EPA PERMIT" has the meaning given that term in Section 4.19 of this GUARANTY.

       Section 1.8. ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

       Section 1.9. ERISA Affiliate. The term "ERISA AFFILIATE" means, in relation to any referenced PERSON, any trade or business (whether or not incorporated) which is a member of a group of which that PERSON is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the CODE.

       Section 1.10. ERISA Liabilities. The term "ERISA LIABILITIES" means the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, of the referenced PERSON or any ERISA AFFILIATE of the referenced PERSON under any plan covered by ERISA that is not a MULTIEMPLOYER PLAN and all potential withdrawal liabilities of the referenced PERSON or any ERISA AFFILIATE under all MULTIEMPLOYER PLANS.

       Section 1.11. Event Of Default. The term "EVENT OF DEFAULT" means any of the events set forth in Section 7 of this GUARANTY, provided that any requirement for the giving of notice, the lapse of time, or both, or any other expressly stated condition, has been satisfied.

       Section 1.12. Facilities. The term "FACILITIES" means all real property and the improvements thereon used or occupied or leased by any of the GUARANTORS or otherwise used at any time by any of the GUARANTORS in the operation of its business or for the manufacture, storage, or location of any of its assets.

       Section 1.13. Fiscal Quarter. The term "FISCAL QUARTER" means each period of three consecutive calendar months beginning on January 1, April 1, July 1 and October 1 of each FISCAL YEAR.

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       Section 1.14. Fiscal Year. The term "FISCAL YEAR" means the fiscal year of each referenced PERSON for reporting, accounting, and tax purposes. The FISCAL YEAR for each of the GUARANTORS is the twelve (12) month period commencing January 1 and ending December 31 of each calendar year.

       Section 1.15. G.A.A.P. The term "G.A.A.P." means, with respect to any date of determination, generally accepted accounting principles in the United States of America in effect from time to time, as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

       Section 1.16. Governmental Authority. The term "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any municipality, court (including bankruptcy courts) or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       Section 1.17. Guaranteed Pension Plan. The term "GUARANTEED PENSION PLAN" means any pension plan maintained by the referenced PERSON or an ERISA AFFILIATE of the referenced PERSON, or to which the referenced PERSON or an ERISA AFFILIATE contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation.

       Section 1.18. Guaranty Indebtedness. The term "GUARANTY INDEBTEDNESS" means any obligation, contingent or otherwise, of any referenced PERSON directly or indirectly guaranteeing any debt or obligation of any other PERSON and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such PERSON: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business); or (b) entered into for the purpose of assuring in any other manner the holder of such debt or obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term GUARANTY INDEBTEDNESS shall not include endorsements for collection or deposit in the ordinary course of business.

       Section 1.19. Indebtedness. The term "INDEBTEDNESS" means, as to any referenced PERSON (determined without duplication): (a) indebtedness of such PERSON for borrowed money (whether by loan or the issuance and sale of debt securities), or for the deferred purchase or acquisition price of property or services (other than accounts payable incurred in the ordinary course of business); (b) obligations of such PERSON in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such PERSON (whether or not such obligations are contingent);
(c) capital lease obligations of such PERSON; (d) GUARANTY INDEBTEDNESS; (e) any other indebtedness or obligation which according to G.A.A.P.

                                       4

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shall be reflected as a liability upon the balance sheet of the referenced
PERSON; and (f) indebtedness of others of the type described in clause (a),
(b), (c) or (d) above secured by a lien on the property of such PERSON, whether or not the respective obligation so secured has been assumed by such PERSON.

       Section 1.20. Insolvency Proceedings. The term "INSOLVENCY PROCEEDINGS" means, with respect to any referenced PERSON, any proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

       Section 1.21. Interest Expense. The term "INTEREST EXPENSE" means for any period of determination, all interest expense as calculated and determined in accordance with G.A.A.P.

       Section 1.22. Laws. The term "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any GOVERNMENTAL AUTHORITY.

       Section 1.23. Lease. The term "LEASE" means the Equipment Lease Agreement dated November 18, 1997, by and between the LESSOR and the LESSEES, and all riders, schedules and attachments thereto, as added, amended, modified, or supplemented from time to time.

       Section 1.24. Lease Documents. The term "LEASE DOCUMENTS" means collectively the LEASE, this GUARANTY, and all riders, schedules, assignments, financing statements, and other documents or writings which evidence, secure, document, or otherwise relate or pertain to the LEASE or the obligations of the LESSEES thereunder, or this GUARANTY and the obligations of the GUARANTORS hereunder, as amended, modified, extended, or supplemented from time to time.

       Section 1.25. Leased Equipment. The term "LEASED EQUIPMENT" means collectively all of the containers, gensets, chassis, equipment, personalty and other items set forth in the Equipment Schedule attached to and associated with the LEASE (including all subsequent Equipment Schedules added to the LEASE from time to time) together with all warranties, licenses, accessions, additions, and accretions thereto and all replacements and substituted items.

       Section 1.26. Lessor's Expenses. The term "LESSOR'S EXPENSES" collectively means all reasonable expenses or costs incurred by the LESSOR arising out of, pertaining to, or in any way connected with this GUARANTY, the OBLIGATIONS, the LEASE or the LEASE DOCUMENTS, or any documents executed in connection therewith or transactions thereunder. The term "LESSOR'S EXPENSES" shall include, without limitation: (a) all reasonable costs or expenses required to be paid by the GUARANTORS pursuant to this GUARANTY or as required by any other present or future agreement

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between the GUARANTORS and the LESSOR evidencing and/or securing the
OBLIGATIONS; (b) taxes and insurance premiums of every nature and kind advanced or otherwise paid by the LESSOR in connection with the LEASE, the LEASED EQUIPMENT or this GUARANTY; (c) filing, recording, title insurance, environmental and consulting fees, audit fees, search fees and other expenses paid or incurred by the LESSOR in connection with the LEASE or this GUARANTY;
(d) reasonable costs and expenses of litigation incurred by the LESSOR in enforcing or defending this GUARANTY or any portion hereof or in collecting any of the OBLIGATIONS; (e) reasonable attorneys' fees and expenses incurred by the LESSOR in obtaining advice or the services of legal counsel with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, enforcing or defending of this GUARANTY or any of the LEASE DOCUMENTS, or any portion hereof or any agreement or matter related hereto, whether or not litigation is instituted; and (f) travel expenses related to any of the foregoing, or otherwise relating to or arising from the LEASE, the LEASE DOCUMENTS, or this GUARANTY.

       Section 1.27. Loan. The term "LOAN" means the term loan credit facility in the originally stated principal amount of up to Thirty-Five Million Dollars ($35,000,000) extended by MBC to the LESSOR in accordance with the terms set forth in the LOAN AGREEMENT.

       Section 1.28. Loan Agreement. The term "LOAN AGREEMENT'means the Loan And Security Agreement to be executed in connection with the LOAN between the LESSOR and MBC, and their successors and assigns, and all amendments and modifications thereto.

       Section 1.29. Material Adverse Event. The term "MATERIAL ADVERSE EVENT" means any event or condition which: (a) is reasonably likely to have a material adverse effect on the financial condition, assets, operations or prospects of the GUARANTORS taken as a group; (b) gives reasonable grounds to conclude that any GUARANTOR will not be able to perform its obligations under this GUARANTY; or (c) is reasonably likely to affect the legality, validity or enforceability of this GUARANTY or any of the rights and remedies of the LESSOR (or any assignee or successor in interest thereof).

       Section 1.30. MBC. The term "MBC" means MBC Leasing Corp., a Maryland corporation.

       Section 1.31. Multiemployer Plan. The term "MULTI EMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of any referenced PERSON, or any ERISA AFFILIATE of any referenced PERSON.

       Section 1.32. Obligations. The term "OBLIGATIONS" means collectively: (a) the payment of any and all sums now or hereafter due by either or both of the LESSEES to the LESSOR, including but not limited to all rents and other payments required to be paid by the stated terms of the LEASE DOCUMENTS, or any substitutions therefor (without regard as to whether the LEASE is ever rejected, avoided, rescinded, or terminated, in whole or in part by the LESSEES or by any order or decision of any GOVERNMENTAL AUTHORITY), whether direct or indirect, absolute or contingent, primary or secondary, joint or several, unconditional or conditional, known or unknown, liquidated or unliquidated, contractual or tortious, including all renewals, extensions, substitutions, and amendments, and whether or not presently contemplated or anticipated; (b) the payment of all taxes, insurance premiums, filing fees, recording costs, publication expenses, record search fees, documentary taxes, and other disbursements, expenses, or costs incurred by the LESSOR in connection with or arising from the LEASE DOCUMENTS, or the enforcement thereof; (c) the payment of all LESSOR'S EXPENSES; (d) the payment of any sales taxes, use taxes, excise taxes or any other taxes or charges assessed by any GOVERNMENTAL AUTHORITY which arise out of or relate to: (i) the acquisition by the LESSOR of the LEASED EQUIPMENT from NPR, (ii) the LEASE DOCUMENTS, (iii) any certification, registration, or transfer upon the public records of any titles or other evidences of ownership of any of the LEASED EQUIPMENT, or (iv) the exercise of any enforcement rights or remedies by the LESSOR of the LEASE DOCUMENTS, including but not limited to any taxes which arise from the sale or transfer of any of the LEASED EQUIPMENT as the result of the sale of transfer thereof by the LESSOR; and (e) the strict and absolute performance of every duty, obligation, indemnity, agreement, and covenant of the LESSEES provided for in the LEASE DOCUMENTS, at the time and in the manner set forth in the LEASE DOCUMENTS, even if any of the LEASE DOCUMENTS are ever determined by any GOVERNMENTAL AUTHORITY or otherwise to be invalid or unenforceable, in whole or in part.

       Section 1.33. Person. The term "PERSON" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, business trust, unincorporated organization, joint venture, court, or GOVERNMENTAL AUTHORITY.

       Section 1.34. Regulated Substance. The term "REGULATED SUBSTANCE" means any substance which, pursuant to any ENVIRONMENTAL LAW, is identified as a hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

       Section 1.35. Release. The term "RELEASE' means a "release' as defined in
Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended.

       Section 1.36. Restricted Payment. The term "RESTRICTED PAYMENT" means, with respect to any referenced PERSON: (a) any dividend or other distribution on any shares of the capital stock of such PERSON (except dividends payable solely in shares of capital stock of the same class of such PERSON); or (b) any payment on account of the purchase, redemption, retirement or acquisition of: (i) any shares of the capital stock of such PERSON; or (ii) any option, warrant or other right to acquire such PERSON'S shares of the capital stock.

       Section 1.37. Rule 144A Transaction. The term "RULE 144A TRANSACTION" means a private placement by the GUARANTORS of approximately One Hundred Twenty-Five Million Dollars ($125,000,000.00) of debt securities pursuant to a transaction meeting the requirements of Rule 144A under the Securities Act of 1933.

       Section 1.38. Solvent. The term "SOLVENT" means with respect to any referenced PERSON, that as of any date of determination: (a) the amount of the present fair saleable value of the assets of such PERSON, taken as a whole, will, as of such date, exceed the amount that will be required to pay all liabilities of such PERSON, contingent or otherwise, as of such date as such liabilities become absolute and matured, (b) such PERSON will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such PERSON will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such PERSON and the timing of and amounts of cash to be payable on or in respect of INDEBTEDNESS of such PERSON, in each case after giving effect to such INDEBTEDNESS and the application of the proceeds of such INDEBTEDNESS.

       Section 1.39. Subrogation Rights. The term "SUBROGATION RIGHTS" means any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy acquired as a result of the payment, performance or enforcement by a GUARANTOR of any of the OBLIGATIONS, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

       Section 1.40. Subsidiary. The term "SUBSIDIARY" means any corporation or other entity, the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by any referenced PERSON.

       Section 1.41. Tangible Net Worth. The term "TANGIBLE NET WORTH" means total assets, excluding patents, copyrights, capitalized research and development costs, goodwill, operating rights and other intangible assets less total liabilities shown on the balance sheet of the referenced PERSON in accordance with G.A.A.P.

       Section 1.42. Termination Event. The term "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30-day notice requirement has been waived by applicable regulation; (b) the withdrawal of the referenced PERSON or an ERISA AFFILIATE of the referenced PERSON from a GUARANTEED PENSION PLAN during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a GUARANTEED PENSION PLAN or the treatment of a GUARANTEED PENSION PLAN amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a GUARANTEED PENSION PLAN by the Pension Benefit Guaranty Corporation; (e) the withdrawal or partial withdrawal of the referenced PERSON or an ERISA AFFILIATE of the referenced PERSON from a MULTIEMPLOYER PLAN; or (f) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any GUARANTEED PENSION PLAN.

       Section 2. Guaranty. The GUARANTORS, jointly and severally, irrevocably and unconditionally, guarantee to the LESSOR (and to the assignees and successors in interest of the LESSOR) the absolute payment and strict performance of all of the OBLIGATIONS. The GUARANTORS agree to indemnify and hold the LESSOR (and the assignees and successors in interest thereof) harmless from any and all losses, claims, expenses, or costs incurred or suffered by the LESSOR (or the assignees and successors in interest thereof) which arise out of or relate in any manner to the OBLIGATIONS, LEASE DOCUMENTS, the LEASED EQUIPMENT, or this GUARANTY, including but not limited to the payment of all LESSOR'S EXPENSES. It is the intention of each of the GUARANTORS in executing and delivering this GUARANTY: (a) to provide complete assurances that the LESSOR (and the assignees and successors in interest thereof) shall be paid all sums payable under the LEASE and all other sums which constitute OBLIGATIONS; (b) to guaranty that the LESSOR (and the assignees and successors in interest thereof) shall suffer no loss of any kind as a result of the extension of the LEASE by the LESSOR to the LESSEES, the failure of any payments scheduled to be made pursuant to the terms of the LEASE DOCUMENTS to be paid as provided, or as a result of any other occurrences, events, or conditions arising out of or relating to the LEASE (or the non-performance thereof) or the LEASED EQUIPMENT; and (c) to guaranty that the LESSOR (and its assignees and successors in interest) shall receive under all circumstances, and without regard as to whether the LEASE is terminated, avoided, rescinded or rejected in whole or in part (with or without the approval or order of any GOVERNMENTAL AUTHORITY), not less than the full economic benefits and values which the LESSOR is entitled to receive under and in accordance with the express stated terms of the LEASE or would have been entitled to receive under and in accordance with the express stated terms of the LEASE if it had not been terminated, avoided, rescinded or rejected.

       Section 3. Nature Of Guaranty. This GUARANTY: (a) is (i) irrevocable,
(ii) absolute and unconditional, (iii) direct, immediate, and primary, and (iv) a guaranty of payment and not just of collection; and (b) makes each of the GUARANTORS a surety with respect to the payment and performance of the OBLIGATIONS.

       Section 4. Representations And Warranties. To induce the LESSOR to extend the LEASE to the LESSEES, each of the GUARANTORS makes the representations and warranties set forth below to the LESSOR. Each of the GUARANTORS acknowledges the justifiable right of the LESSOR (and of its assigns and successors) to reply upon the GUARANTORS' representations and warranties.

       Section 4.1. Enforceability of Guaranty. This GUARANTY constitutes the legal, valid, and binding obligation of each of the GUARANTORS and is enforceable against each of the GUARANTORS in accordance with all stated terms.

       Section 4.2. Enforceability Of Lease Documents. The LEASE and each of the other LEASE DOCUMENTS executed by the LESSEES constitutes the legal, valid, and binding obligation of each of the LESSEES and is enforceable against each of the LESSEES in accordance with all stated terms.

       Section 4.3. Accuracy Of Lessees' Representations And Warranties. Each representation and warranty made by the LESSEES in the LEASE DOCUMENTS is true, accurate and complete in all material respects as of the date made.

       Section 4.4. Accuracy Of Information. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the LESSEES or any of the GUARANTORS in connection with the LEASE, LEASE DOCUMENTS or this GUARANTY, or in support thereof, are true, accurate, and complete in all material respects as of the date made and contain no knowingly false, incomplete or misleading statements.

       Section 4.5. No Litigation. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of the GUARANTORS, threatened against any of the GUARANTORS or either of the LESSEES, or against any of the assets of any of the GUARANTORS or either of the LESSEES except as specifically disclosed on Schedule 4.5 attached hereto.

       Section 4.6. Authority; Aporovals And Consents.

       a. Each GUARANTOR has the power, authority and legal right to enter into this GUARANTY and to perform, observe and comply with all of its agreements and obligations set forth in this GUARANTY.

       b. The execution and delivery by each of the GUARANTORS of this GUARANTY has been duly authorized by all necessary action and will not (i) contravene any provision of its organizational documents; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of its property under any agreement, trust deed, indenture, mortgage or other instrument to it is a party or by which it or any of its property is bound or affected; (iii) violate or contravene any provision of any LAWS or any order, ruling or interpretation thereunder or any decree, order of judgment of any court or GOVERNMENTAL AUTHORITY (all as from time to time in effect and applicable to it); or (iv) require any waivers, consents or approvals by any of its creditors, or to the extent required, any such waiver, consent or approval has been obtained.

       c. No approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to any GOVERNMENTAL AUTHORITY is required, under any provision of any applicable LAW for the execution and delivery by the GUARANTORS of this GUARANTY, or for the performance by the GUARANTORS of the covenants and obligations set forth herein, or to the extent required, any such approval, consent, order, authorization or license has been obtained.

       Section 4.7. No Events Of Default. There is not currently existing any action, event, or condition which presently constitutes an EVENT OF DEFAULT, or which with notice, the passage of time, or both would constitute an EVENT OF DEFAULT.

       Section 4.8. Lease Documents. The GUARANTORS warrant with respect to the LEASE DOCUMENTS that: (a) the LEASED EQUIPMENT has been fully and unconditionally delivered to the LESSEES in satisfactory condition and has been unconditionally accepted by the LESSEES; (b) the LEASE DOCUMENTS and all related dealings conform with all applicable LAWS; (c) all disclosures to the LESSEES required by applicable LAWS with respect to the LEASE DOCUMENTS have been duly and properly made; (d) there are no defaults under the LEASE DOCUMENTS; and (e) the LEASE DOCUMENTS are free from all defenses, set-offs and counterclaims of the LESSEES.

       Section 4.9. Taxes. Each GUARANTOR: (a) has filed all federal, state and local tax returns and other reports which it is required by LAW to file prior to the date hereof and which are material to the conduct of its business; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The GUARANTORS have no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on the GUARANTORS' books of account or reflected in the GUARANTORS' financial statements. All sales, excise, transfer and other taxes, if any, arising from or relating to the acquisition by the LESSOR of the LEASED EQUIPMENT or the leasing thereof to the LESSEES in accordance with the LEASE have been paid in full, or will be paid as they come due.

       Section 4.10. Compliance With Laws. Each of the GUARANTORS has complied in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business.

       Section 4.11. Chief Places Of Business. The chief executive office and chief place of business of each of the GUARANTORS is set forth on Schedule 4.11 attached hereto.

       Section 4.12. Subsidiaries. Except as set forth on Schedule 4.12 attached hereto, no GUARANTOR has any SUBSIDIARIES.

       Section 4.13. No Labor Agreements. Except as set forth on Schedule 4.13 attached hereto, no GUARANTOR is subject to any collective bargaining agreement or any agreement, contract, decree or order requiring it to recognize, deal with or employ any PERSONS organized as a collective bargaining unit or other form of organized labor, and no strike, walkout, work stoppage or other material labor difficulty presently exists or has been threatened or is imminent.

       Section 4.14. Capitalization. The capitalization of each GUARANTOR is as set forth on Schedule 4.14 attached hereto. All of the issued and outstanding shares of capital stock of each GUARANTOR are validly issued, fully paid and non-assessable, and free and clear of any liens or other rights or claims, and the holders thereof are not entitled to any pre-emptive or other similar rights. Except as set forth on Schedule 4.14, there are no subscriptions, options, warrants, convertible securities, exchangeable securities or the like pursuant to which any GUARANTOR is required to issue any shares of its capital stock.

       Section 4.15. Approvals. Each GUARANTOR possesses all franchises, approvals, licenses, contracts, merchandising agreements, merchandising contracts and governmental approvals, registrations and exemptions necessary for it lawfully to conduct its business and operation as presently conducted and as anticipated to be conducted.

       Section 4.16. Financial Statements. The combined financial statements of HOLT HAULING and its affiliated companies as of and for the FISCAL YEARS ending December 31, 1995 and December 31, 1996 and for the interim six-month period ending June 30, 1997, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes (except in the case of interim financial statements), furnished to the LESSOR and MBC in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of the GUARANTORS as of the dates and for the periods referred to, in conformity with G.A.A.P. Except as set forth on Schedule 4.16 hereto, there are no material liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required by G.A.A.P. to be reflected in such balance sheets. No event or condition has occurred since June 30, 1997 which: (a) is reasonably likely to result in a material adverse change in the financial condition, assets, operations, or prospects of the GUARANTORS and their SUBSIDIARIES taken as a group; or (b) gives reasonable grounds to conclude that any GUARANTOR will not be able to perform or observe (in the ordinary course) its obligations under this GUARANTY or under any documentation evidencing any INDEBTEDNESS.

       Section 4.17. Solvency. Each of the GUARANTORS is, and after giving effect to the transactions contemplated in this GUARANTY, will be, SOLVENT. In determining solvency, each GUARANTOR shall be entitled to treat as an asset (in the form of receivables from the other GUARANTORS) the contribution obligations of the other GUARANTORS to the determining GUARANTOR in the event that the determining GUARANTOR were to pay the entirety of the OBLIGATIONS outstanding under this GUARANTY; provided, however, each contribution obligation shall be net of a reserve for any doubt in the ability of the applicable contribution obligor to pay its contribution obligation.

       Section 4.18. Employee Benefit Plans.

       a. Each GUARANTOR and its ERISA AFFILIATES are in compliance in all material respects with all applicable provisions of ERISA and the regulations thereunder and of the CODE with respect to all EMPLOYEE BENEFIT PLANS.

       b. No TERMINATION EVENT has occurred or is reasonably expected to occur with respect to any GUARANTEED PENSION PLAN.

       c. The actuarial present value (as defined in Section 4001 of ERISA) of all benefit commitments (as defined in Section 4001 of ERISA) under each GUARANTEED PENSION PLAN does not exceed the assets of that plan.

       d. Except as set forth on Schedule 4.18 attached hereto, no GUARANTOR or ERISA AFFILIATE has incurred or reasonably expects to incur any withdrawal liability under ERISA in connection with any MULTIEMPLOYER PLANS.

       Section 4.19. Environmental Conditions. Except as set forth on Schedule
4.19 attached hereto:

       a. Each GUARANTOR has obtained all necessary permits, licenses, variances, clearances and all other necessary approvals (collectively, the "EPA PERMITS") for use of the FACILITIES and the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other county or city departments, public water works and public utilities in regard to the use of the FACILITIES, the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or RELEASE of REGULATED SUBSTANCES, if any, into, on or from the environment (including, but not limited to, any air, water, or soil).

       b. Each issued EPA PERMIT is in full force and effect, has not expired or been suspended, denied or revoked, and is not under challenge by any PERSON. Each GUARANTOR is in compliance in all material aspects with each issued EPA PERMIT.

       c. No GUARANTOR nor any of the FACILITIES of any GUARANTOR is subject to any private or governmental litigation, or to the GUARANTORS' knowledge, threatened litigation, lien or judicial or administrative notice, order or action involving any of the GUARANTORS or any of the FACILITIES relating to REGULATED SUBSTANCES or environmental problems, impairments or liabilities.

       d. There has been no RELEASE into, on or from any of the FACILITIES of the GUARANTORS and no REGULATED SUBSTANCES are located on or have been treated, stored, processed, disposed of, handled or transported to or from, any of the FACILITIES in violation of any ENVIRONMENTAL LAWS. To the GUARANTORS' knowledge, no REGULATED SUBSTANCES have been treated, stored, disposed, RELEASED, located, discharged, possessed, managed, processed, or otherwise handled in the operation or conduct of any of the GUARANTOR'S businesses in violation of any ENVIRONMENTAL LAWS. The GUARANTORS have complied in all material respects with all ENVIRONMENTAL LAWS affecting the FACILITIES and businesses of the GUARANTORS.

       e. The GUARANTORS do not transport, in any manner, any REGULATED SUBSTANCES except in the ordinary course of business in compliance with all ENVIRONMENTAL LAWS.

       f. No GUARANTOR has received any notices that any REGULATED SUBSTANCES transported from any FACILITY was disposed of in violation of any ENVIRONMENTAL LAWS.

       g. No GUARANTOR has received written notice of any circumstances which would result in any obligation under any ENVIRONMENTAL LAW to investigate or remediate any REGULATED SUBSTANCES in, on or under any of the FACILITIES.

       Section 4.20. Business Locations. The sole business locations for the LESSEES and for the GUARANTORS are set forth on Schedule 4.20 attached hereto.

       Section 4.21. No Materially Adverse Contracts, Etc. No GUARANTOR is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, or, to the best of the GUARANTORS' knowledge, rule or regulation which in the judgment of its directors or officers has or is reasonably expected in the future to cause a MATERIAL ADVERSE EVENT. No GUARANTOR or SUBSIDIARY of a GUARANTOR is a party to any contract or agreement which in the judgment of its directors or officers has or is reasonably expected to result in the occurrence of a MATERIAL ADVERSE EVENT, except as otherwise reflected in adequate reserves.

       Section 4.22. Disclosure Generally. The representations and statements made by each of the GUARANTORS or on its behalf in connection with this GUARANTY do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by any of the GUARANTORS to the LESSOR or MBC in connection with this GUARANTY, the LEASE, or any of the LEASE DOCUMENTS contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

       Section 5. Affirmative Covenants. Each of the GUARANTORS covenants during the term of this GUARANTY and while any OBLIGATIONS are outstanding and unpaid to do and perform each of the following acts and promises:

       Section 5.1. Payment And Performance. The GUARANTORS shall pay and perform all OBLIGATIONS when and as due, without any abatement, set-off or compromise.

       Section 5.2. Notice Of Litigation And Proceedings. Each GUARANTOR shall provide prompt notice to the LESSOR of any action, suit, citation, violation, direction, notice or proceeding before any GOVERNMENTAL AUTHORITY, affecting it, the LESSEES or any other GUARANTOR, or the assets or properties thereof, which, if determined adversely: (a) could require any LESSEE to pay more than One Million Dollars ($1,000,000.00) or deliver assets the value of which exceeds that sum; (b) could require any GUARANTOR to pay more than One Million Dollars ($1,000,000.00) or deliver assets the value of which exceeds that sum; or (c) could reasonably be expected to cause a MATERIAL ADVERSE EVENT.

       Section 5.3. Payment Of Liabilities To Third Persons. Each GUARANTOR shall pay when and as due, or within applicable grace periods, all LIABILITIES due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being established by such GUARANTOR.

       Section 5.4. Payment Of Taxes. Each of the GUARANTORS shall pay or cause to be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that it shall not be deemed to be contesting in good faith by appropriate proceedings unless: (a) such proceedings operate to prevent the taxing authority from attempting to collect the taxes, assessments or charges; (b) its assets are not subject to sale, forfeiture or loss during such proceedings; (c) the contest does not subject it to any claim by the taxing authority or any other PERSON; (d) it establishes appropriate reserves for the payment of all taxes, assessments, charges, levies, legal fees, court costs and other expenses for which it would be liable if it is unsuccessful in its contest; (e) it prosecutes the contest continuously to its final conclusion; and
(f) at the conclusion of the proceedings, it promptly pays all amounts determined to be payable, including but not limited to all taxes, assessments, charges, levies, legal fees and court costs.

       Section 5.5. Reporting Requirements. The GUARANTORS shall submit the following items to the LESSOR:

       a. Quarterly Financial Statements. As soon as available and in any event within sixty (60) calendar days after the end of each of the first three FISCAL QUARTERS, the GUARANTORS and their SUBSIDIARIES shall submit to the LESSOR a consolidated balance sheet of the GUARANTORS and their SUBSIDIARIES as of the end of each such FISCAL QUARTER, a consolidated statement of income and retained earnings of the GUARANTORS and their SUBSIDIARIES for the period commencing at the end of the previous FISCAL YEAR and ending with the end of such FISCAL QUARTER, and a consolidated statement of cash flow of the GUARANTORS and their SUBSIDIARIES for the portion of the FISCAL YEAR ended with the last day of such FISCAL QUARTER, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the chief financial officer of the HOLT GROUP subject to year-end adjustments).

       b. Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each FISCAL YEAR of the GUARANTORS and their SUBSIDIARIES, the GUARANTORS and their SUBSIDIARIES shall submit to the LENDER a consolidated and consolidating balance sheet of the GUARANTORS and their SUBSIDIARIES as of the end of such FISCAL YEAR and a consolidated and consolidating statement of income and retained earnings of the GUARANTORS and their SUBSIDIARIES for such FISCAL YEAR, and a consolidated and consolidating statement of cash flow of the GUARANTORS and their SUBSIDIARIES for such FISCAL YEAR, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and accompanied by an audited opinion thereon from BDO Seidman LLP, or from any other independent certified public accountants of nationally recognized standing which are reasonably acceptable to the LESSOR.

       c. Management Letters. Promptly upon receipt thereof, the GUARANTORS shall submit to the LENDER copies of any reports submitted to the GUARANTORS by independent certified public accountants in connection with the examination of the financial statement of the GUARANTORS made by such accountants.

       d. Certificates Of No Default. Within sixty (60) calendar days after the end of each FISCAL QUARTER, the GUARANTORS shall submit to the LESSOR a certificate of the chief financial officer of the GUARANTORS certifying that:
(i) there exists no EVENT OF DEFAULT, or if an EVENT OF DEFAULT exists, specifying the nature thereof, the period of existence thereof and what action the GUARANTORS propose to take with respect thereto; and (ii) no material adverse change in the condition, financial or otherwise, business, property or results of operations of any of the GUARANTORS has occurred since the previous certificate was sent to the LESSOR by the GUARANTORS or, if any such change has occurred, specifying the nature thereof and what action the GUARANTORS have taken or propose to take with respect thereto.

       e. Management Changes. Each GUARANTOR shall notify the LESSOR (or the assignee or successor in interest thereto) promptly of any changes in the personnel holding executive management positions with it, including but not limited to its President and Chief Financial Officer.

       f. Summary Annual Budget. As soon as possible and in any event within one hundred twenty (120) days after the end of each FISCAL QUARTER, a budget for the GUARANTORS and their SUBSIDIARIES for the then current FISCAL YEAR setting forth in reasonable detail the projected profit or loss, resulting balance sheets, cash flows, and anticipated loan balances of the GUARANTORS and their SUBSIDIARIES.

       g. General Information. In addition to the items set forth in paragraphs
(a) through (e) above, the GUARANTORS shall submit such other information respecting the condition or operations, financial or otherwise, of the GUARANTORS and their SUBSIDIARIES as the LESSOR may reasonably request from time to time.

       Section 5.6. Employee Benefit Plans And Guaranteed Pension Plans. Each GUARANTOR will, and will cause each of its ERISA AFFILIATES to: (a) comply with all requirements imposed by ERISA and the CODE, applicable from time to time to any of its GUARANTEED PENSION PLANS or EMPLOYEE BENEFIT PLANS; (b) make full payment when due of all amounts which, under the provisions of EMPLOYEE BENEFIT PLANS or under applicable LAW, are required to be paid as contributions thereto;
(c) not permit to exist any material accumulated funding deficiency, whether or not waived; (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its EMPLOYEE BENEFITS PLANS; (e) make any payments to MULTIEMPLOYER PLANS required to be made under any agreement relating to such MULTIEMPLOYER PLANS, or under any LAW pertaining thereto; (f) not amend or otherwise alter any GUARANTEED PENSION PLAN if the effect would be to cause the actuarial present value of all benefit commitments under any GUARANTEED PENSION PLAN to be less than the current value of the assets of such GUARANTEED PENSION PLAN allocable to such benefit commitments;
(g) furnish to all participants, beneficiaries and employees under any of the EMPLOYEE BENEFIT PLANS, within the periods prescribed by LAW, all reports, notices and other information to which they are entitled under applicable LAW; and (h) take no action which would cause any of the EMPLOYEE BENEFIT PLANS to fail to meet any qualification requirement imposed by the CODE. As used in this Section, the term "accumulated funding deficiency" has the meaning specified in
Section 302 of ERISA and Section 412 of the CODE, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

       Section 5.7. Compliance With Laws. Each GUARANTOR shall comply in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; and (d) the obtaining of all necessary licenses, franchises, permits and governmental approvals, registrations and exemptions necessary to engage in its business.

       Section 5.8. Environmental Laws. In addition to and without limiting the generality of the preceding Section, each GUARANTOR shall: (a) comply in all material respects with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable ENVIRONMENTAL LAWS and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable ENVIRONMENTAL LAWS; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under ENVIRONMENTAL LAWS, and promptly comply with all lawful orders and directives of any GOVERNMENTAL AUTHORITY regarding ENVIRONMENTAL LAWS; and (c) defend, indemnify and hold harmless the LESSOR (and its assignees and successors in interests), and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any ENVIRONMENTAL LAWS applicable to the operations of the GUARANTORS, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, reasonable attorney's and consultants fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. The GUARANTORS shall notify the LESSOR of any RELEASE of REGULATED SUBSTANCE on, to or from any FACILITY in violation of any ENVIRONMENTAL LAWS or of any notice received by the GUARANTORS that any GUARANTOR or any FACILITY is not in compliance with any ENVIRONMENTAL LAWS within five (5) BUSINESS DAYS after any such RELEASE or receipt of any such notice.

       Section 5.9. Maintenance Of Books And Records. Each GUARANTOR shall maintain its financial books and records in accordance with G.A.A.P.

       Section 6. Negative Covenants. Each of the GUARANTORS covenants and agrees during the term of this GUARANTY and while any OBLIGATIONS are outstanding and unpaid not to do or to permit to be done or to occur any of the following acts or happenings:

       Section 6. 1. Consolidations, Mergers, And Ownership Of Subsidiaries.

       (a) No GUARANTOR will consolidate or merge with or into any other PERSON unless the surviving entity is a GUARANTOR.

       (b) No GUARANTOR shall take any action which would result in its failure to own, directly or indirectly, one hundred percent (100%) of each PERSON which is currently, or hereafter becomes, a SUBSIDIARY of such GUARANTOR.

       (c) No GUARANTOR shall create any SUBSIDIARIES after the date of this GUARANTY unless any such newly-created SUBSIDIARY within thirty (30) days of being formed, executes and delivers or otherwise joins into this GUARANTY and executes any other documents which the LESSOR reasonably requires with respect thereto.

       Section 6.2. Disposition Of Assets. No GUARANTOR shall: (a) sell, transfer, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received; or (b) discontinue or liquidate in any material respect any substantial part of its operations or business.

       Section 6.3. Encumbrance Of Current Assets. No GUARANTOR shall create, assume, or suffer to exist any liens, pledges, security interests, or other encumbrances upon any accounts receivable, inventory, or other current assets now owned or hereafter acquired by it.

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

       Section 6.4. Acquisitions And Investments. The GUARANTORS shall not purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any investments in any other PERSON; or enter into any new business activities or ventures not directly related to their present businesses except: (a) they may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to them; (b) they may make and own CASH EQUIVALENTS; (c) transactions authorized by the express terms of Section 6.1 of this GUARANTY; (d) the purchase of additional shares of Atlantic Container Line Aktiebolag; or (e) the purchase of any shares of stock of Transroll Navieras Express, Inc. by NPR HOLDING pursuant to: (i) any put or call rights set forth in a Shareholders Agreement by and among the shareholders of Transroll Navieras Express, Inc.; and (ii) any right of first refusal or other similar right under that certain joint venture Agreement dated as of August 6, 1997 by and among NPR and Transroll Navegacao S.A.

       Section 6.5. Changes In Fiscal Year. No GUARANTOR shall change its FISCAL YEAR without the LESSOR'S consent.

       Section 6.6. Amendments To Corporate Documents. No GUARANTOR shall amend, waive, or suffer to be amended or waived any provision of its Certificate of Incorporation, By-Laws, or other corporate documents from the respective forms thereof delivered to the LESSOR in connection with this GUARANTY without the prior written consent of the LESSOR, such consent not to be unreasonably withheld or unduly delayed.

       Section 6.7. Restricted Payments. The HOLT GROUP shall not make any RESTRICTED PAYMENTS other than: (a) as permitted pursuant to Section 6.4 of this GUARANTY; and (b) RESTRICTED PAYMENTS in any FISCAL YEAR of the HOLT GROUP which in aggregate amount do not exceed fifty percent (50%) of the net income of the HOLT GROUP for such FISCAL YEAR. No RESTRICTED PAYMENTS which are otherwise permitted by this Section shall be made at any time during which there is a continuing EVENT OF DEFAULT (or any condition or event which with notice, the passage of time, or both, would result in an EVENT OF DEFAULT) or if the RESTRICTED PAYMENT would result in an EVENT OF DEFAULT or have the effect of causing the violation of any financial or other covenants set forth in this GUARANTY.

       Section 6.8. Defaults By Lessees Or Other Guarantors. Each of the GUARANTORS agrees that it will not consent to, approve or acquiesce in any actions or conduct by either of the LESSEES or by any other GUARANTOR which would violate, or cause the violation of, any of the terms or conditions of any of the LEASE DOCUMENTS, or any agreement, promise or covenant made by any other GUARANTOR in this GUARANTY.

       Section 6.9. Ratio Of Indebtedness To Tangible Net Worth. The ratio of INDEBTEDNESS to TANGIBLE NET WORTH of the GUARANTORS and their SUBSIDIARIES, calculated on a consolidated basis shall not exceed the following ratios during the following FISCAL YEARS: (a) 1997 - 7.0 to 1.0 before the occurrence of a RULE 144A TRANSACTION and 7.7 to 1.0 after the occurrence of a RULE 144A

TRANSACTION; (b) 1998 - 7.7 to 1.0; (c) 1999 - 7.0 to 1.0; (d) 2000 - 6.5 to
1.0; and (e) 2001 and thereafter - 6.0 to 1.0.

       Section 6.10. Interest Coverage Ratio. The ratio of CASH FLOW to INTEREST EXPENSE of the GUARANTORS and their SUBSIDIARIES calculated on a consolidated basis for the four (4) most recently ended consecutive FISCAL QUARTERS shall not be less at any time of determination than 1.5 to 1.0.

       Section 6.11. Minimum Tangible Net Worth. As of the date hereof and at the end of each FISCAL QUARTER hereafter, the TANGIBLE NET WORTH of the GUARANTORS and their SUBSIDIARIES, on a consolidated basis, will not at any time be less than the sum of: (a) Fifty Million Five Hundred Thousand Dollars ($50,500,000.00) prior to a RULE 144A TRANSACTION by the GUARANTORS, or Forty-Six Million Five Hundred Thousand Dollars ($46,500,000.00) from and after the date of a RULE 144A TRANSACTION by the GUARANTORS; (b) fifty percent (50%) of net income for each FISCAL YEAR ending after September 30, 1997 without deduction for any net losses; and (c) one hundred percent (100%) of the amount of any additional equity issued after the date hereof, provided, however, any additions to equity after the date hereof which are made for the sole purpose of enabling the GUARANTORS to be in compliance with the terms and conditions of this GUARANTY or any other agreement or document evidencing any INDEBTEDNESS FOR BORROWED FUNDS shall not increase the minimum TANGIBLE NET WORTH requirement at the time of such addition the GUARANTORS shall provide written notice of such purpose to the LESSOR (or its assignee or successor in interest) specifying the amount required therefor.

       Section 7. Events Authorizing Acceleration Of Obligations. Subject to the notice and cure provisions set forth in Section 7.16, the occurrence of any of the following events or conditions shall constitute an "EVENT OF DEFAULT":

       Section 7.1. Failure To Pay Or Perform. The failure of the GUARANTORS to pay or perform any of the OBLIGATIONS, when and as due.

       Section 7.2. Representation Or Warranty. The failure of any representation or warranty made by the GUARANTORS to the LESSOR (or to MBC as the contemplated assignee of the LESSOR) to be true, accurate, and complete in any material respect as of the date made.

       Section 7.3. Lease Documents. The occurrence of any default by the LESSEES under the LEASE DOCUMENTS, including without limitation, the failure to make all payments required by the LEASE, when and as due, after the expiration of any applicable notice and cure rights.

       Section 7.4. Cross-Default. The occurrence of any default under any loans or credit facilities existing from time to time between any of the GUARANTORS or either of the LESSEES and any lender or holder of notes or debt securities (or other forms of INDEBTEDNESS), which singularly or in the aggregate exceeds One Million Dollars

($1,000,000.00), and such failure shall continue beyond any applicable notice and cure period.

       Section 7.5. Judgments. Any judgments against the GUARANTORS or the SUBSIDIARIES of the GUARANTORS or against their assets or properties for amounts in excess of One Million Dollars ($1,000,000.00) in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded, and undismissed for a period of thirty (30) days.

       Section 7.6. Attachments. Any assets of any GUARANTOR or of any SUBSIDIARY of any GUARANTOR shall become subject to attachments, levies, or garnishments for amounts in excess of One Million Dollars ($1,000,000.00) in the aggregate which have not been dissolved or satisfied within thirty (30) days after service of notice thereof to the GUARANTORS or any SUBSIDIARY of the GUARANTORS.

       Section 7.7. Involuntary Insolvency Proceedings. The institution of involuntary INSOLVENCY PROCEEDINGS against any GUARANTOR and the failure of any such INSOLVENCY PROCEEDINGS to be dismissed before the earliest to occur of: (a) the date which is sixty (60) days after the institution of such INSOLVENCY PROCEEDINGS; or (b) the entry of any order for relief in the INSOLVENCY PROCEEDING or any order adjudicating such GUARANTOR to be insolvent.

       Section 7.8. Voluntary Insolvency Proceedings. The commencement by any GUARANTOR of INSOLVENCY PROCEEDINGS.

       Section 7.9. Insolvency Proceedings Pertaining To Lessees or Lease Guarantors. The occurrence of any of the events listed in Sections 7.7 and 7.8 above to either of the LESSEES.

       Section 7.10. Change In Control. The occurrence of a CHANGE IN CONTROL.

       Section 7.11. Material Adverse Event. The occurrence of a MATERIAL ADVERSE EVENT.

       Section 7.12. ERISA. Except for any liabilities set forth on Schedule
4.18 of this GUARANTY, if any TERMINATION EVENT shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of any GUARANTOR and its ERISA AFFILIATES (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of LAW and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds One Million Dollars ($1,000,000.00); or the GUARANTOR or any of its ERISA AFFILIATES as an employer under any MULTIEMPLOYER PLAN shall have made a complete or partial withdrawal from such MULTIEMPLOYER PLANS and the plan sponsors of such MULTIEMPLOYER PLANS shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Five Hundred Thousand Dollars ($500,000.00).

       Section 7.13. Indictment Of Lessees Or Guarantors. The indictment of any of the GUARANTORS or either of the LESSEES for a felony under any federal, state or other LAW, and the LESSOR reasonably determines that such indictment is likely to result in a MATERIAL ADVERSE EVENT.

       Section 7.14. Injunctions. If either LESSEE or any GUARANTOR is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

       Section 7.15. Loss Of Material License, Permit, Etc. The loss, suspension, revocation or failure to renew any license, permit, franchise, merchandising agreement, or governmental approval, registration or exemption now held or hereafter acquired by any GUARANTOR, which loss, suspension, revocation or failure to renew is determined by the LESSOR to be likely to cause a MATERIAL ADVERSE EVENT.

       Section 7.16. Notice And Cure Rights. An EVENT OF DEFAULT shall not be deemed to have occurred with respect to the violation of any covenant or requirement of this GUARANTY, excepting the specific provisions of this GUARANTY excluded in the next succeeding sentence of this Section, until after the LESSOR has forwarded notice of such violation to the GUARANTORS and the GUARANTORS have failed to correct such violation within five (5) calendar days after the date of the giving of such notice. A violation of any of the following Sections of this GUARANTY shall immediately constitute an EVENT OF DEFAULT without the GUARANTORS having any notice or cure rights: Sections 5.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.12, and 7.13.

       Section 8. Acceleration Rights. Upon the occurrence of an EVENT OF DEFAULT, the LESSOR (or its assignees or successors in interest) shall have the immediate right to elect to accelerate the payment of all OBLIGATIONS and to demand payment therefor from the GUARANTORS without regard as to whether the obligations of the LESSEES under the LEASE DOCUMENTS have been accelerated, are in default, or are being paid as agreed by the LESSEES in accordance with the terms of the LEASE DOCUMENTS. The amount of the OBLIGATIONS to be paid by the GUARANTORS upon such acceleration which are attributable to the unpaid payments under the LEASE (and all Equipment Schedules thereto) for the remaining term of the LEASE shall be equal to the sum of: (a) any due and unpaid rent under the LEASE DOCUMENTS as of the date of payment by the GUARANTORS; plus (b) the present value, as of the date of payment by the GUARANTORS, of the total rent for the then remaining term of the LEASE. All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the date of payment by the GUARANTORS.

       Section 9. Lessor Need Not Pursue Other Rights. The LESSOR shall be under no obligation to pursue the LESSOR'S rights against the LESSEES or any GUARANTOR before pursuing the LESSOR'S rights against any other GUARANTOR.

       Section 10. Subrogation. Each of the GUARANTORS hereby irrevocably agrees to subordinate any SUBROGATION RIGHTS to the rights of the LESSOR (and its assigns and successors in interest) to recover from the LESSEES or any other GUARANTOR with respect to any payments made or obligations incurred as a result of this GUARANTY. To effectuate such subordination, each of the GUARANTORS hereby agrees that it shall not be entitled to any payment from the LESSEES or from any other GUARANTOR in respect of any SUBROGATION RIGHT until all of the OBLIGATIONS have been indefeasibly paid in full. If any amount shall be paid to any GUARANTOR in violation of the preceding sentence and the OBLIGATIONS shall not have been paid in full, such amount shall be deemed to have been paid to such GUARANTOR for the benefit of, and held in trust for, the LESSOR (and its assigns and successors in interest), and shall forthwith be paid to the LESSOR (or its assigns or successors in interest) to be credited and applied to the OBLIGATIONS, whether matured or unmatured. Each of the GUARANTORS acknowledges that it will receive direct and indirect benefits from the leasing arrangements contemplated by the LEASE DOCUMENTS and that the subordination set forth in this
Section is knowingly made in contemplation of obtaining such benefits.

       Section 11. Right of Contribution. Each of the GUARANTORS hereby agrees that to the extent that a GUARANTOR shall have paid more than its proportionate share of any payment made hereunder upon the OBLIGATIONS, such GUARANTOR shall be entitled to seek and receive contribution from and against any other GUARANTOR hereunder which has not paid its proportionate share of such payment. Each GUARANTOR'S right of contribution shall be subject to the terms and subordination conditions of Section 10 of this GUARANTY. The provisions of this Section shall in no respect limit the obligations and liabilities of any GUARANTOR hereunder and each GUARANTOR shall remain jointly and severally liable for the full amount guaranteed by the GUARANTORS hereunder.

       Section 12. Certain Rights Of Lessor. Each of the GUARANTORS hereby assents to any and all terms and agreements between the LESSOR and the LESSEES or between the LESSOR and any other GUARANTOR, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing. The LESSOR may, without compromising, impairing, diminishing, or in any way releasing the GUARANTORS from the GUARANTORS' duties to pay and perform the OBLIGATIONS and without notifying or obtaining the prior approval of any of the GUARANTORS, at any time or from time to time: (a) waive or excuse a default by the LESSEES or any other GUARANTOR, or delay in the exercise of any or all of the LESSOR'S rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment or performance by the LESSEES or any other GUARANTOR; (c) release, substitute, exchange, surrender, or add collateral of the LESSEES or of any other GUARANTOR, or waive, release, or subordinate, in whole or in part, any lien or security interest held by the LESSOR on any real or personal property securing payment or performance, in whole or in part, of the obligations of the LESSEES to the LESSOR or of any other guarantor; (d) release the LESSEES or any other GUARANTOR from any duties or obligations owed by the LESSEES or any other GUARANTOR to the LESSOR; (e) add Equipment Schedules to the LEASE and increase the obligations of the LESSEES under the LEASE; and (f) modify, change, renew, extend, terminate, or amend in any respect any of the LEASE DOCUMENTS or the LESSOR'S agreements with the LESSEES or with any other GUARANTOR.

       Section 13. Waivers By Guarantor. Each of the GUARANTORS waives: (a) any and all notices whatsoever with respect to this GUARANTY or with respect to any of the obligations owed by the LESSEES to the LESSOR, including, but not limited to, notice of (i) the acceptance hereof by the LESSOR or of the intention to act by the LESSOR, or any action taken by the LESSOR in reliance hereon, (ii) the present existence or future incurring of any of the obligations of the LESSEES to the LESSOR or any terms or amounts thereof or any change therein (including without limitation the addition of Equipment Schedules and increased payment obligations to the LEASE), (iii) any default by the LESSEES or any surety, pledgor, grantor of security, or any PERSON who has guaranteed or secured in whole or in part any of the obligations of the LESSEES to the LESSOR, and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of the LESSEES to the LESSOR; (b) presentment and demand for payment of any sum due from the LESSEES or any other GUARANTOR and protest of nonpayment; (c) demand for performance by the LESSEES or any other GUARANTOR; and (d) any defenses to this GUARANTY or the payment and performance of the OBLIGATIONS based upon any suretyship or impairment of collateral.

       Section 14. Unenforceability Of Obligations Of Lessees. This GUARANTY shall be valid, binding, and enforceable even if any or all of the obligations of the LESSEES to the LESSOR which are guaranteed hereby are now, or hereafter, become invalid or unenforceable for any reason, or are set aside, avoided or determined to have been invalid for any reason, in whole or in part.

       Section 15. No Conditions Precedent. This GUARANTY shall be effective and enforceable immediately upon its execution. The GUARANTORS acknowledge that no unsatisfied conditions precedent to the effectiveness and enforceability of this GUARANTY exist as of the date of its execution and that the effectiveness and enforceability of this GUARANTY is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this GUARANTY.

       Section 16. No Duty To Disclose. The LESSOR shall not have any present or future duty or obligation to discover or to disclose to any GUARANTOR any information, financial or otherwise, concerning the LESSEES, the LEASED EQUIPMENT, any other GUARANTOR, the LEASE or any collateral securing the obligations of the LESSEES to the LESSOR or of any other PERSON who may have guaranteed in whole or in part the obligations of the LESSEES to the LESSOR. Each of the GUARANTORS waives any right to claim or assert any such duty or obligation on the part of the LESSOR. The GUARANTORS agree to obtain all information which the GUARANTORS consider either appropriate or relevant to this GUARANTY and the agreements and undertakings of the GUARANTORS hereunder from sources other than the LESSOR and to become and remain at all times current and continuously apprised of all information concerning the LESSEES, other GUARANTORS or the LEASE DOCUMENTS which the GUARANTORS consider to be material or relevant to the duties of the GUARANTORS pursuant to this GUARANTY or the payment and performance of the OBLIGATIONS by the GUARANTORS.

       Section 17. Enforcement During Bankruptcy. Enforcement of this GUARANTY against any GUARANTOR shall not be stayed or in any way delayed as a result of the filing of a petition under the United States Bankruptcy Code, as amended, by or against either of the LESSEES or any other GUARANTOR. Should the LESSOR (or the assignee or successor in interest thereof) be required to obtain an order of the United States Bankruptcy Court to begin enforcement of this GUARANTY after the filing of a petition under the United States Bankruptcy Code, as amended, by or against any GUARANTOR, such GUARANTOR hereby consents to this relief and agrees to file or cause to be filed all appropriate pleadings to evidence and effectuate such consent and to enable the LESSOR (or the assignee or successor in interest thereof) to obtain the relief requested.

       Section 18. Cumulative Liability. The liability of the GUARANTORS to the LESSOR pursuant to this GUARANTY shall be cumulative to, and not in lieu of, all other duties, obligations and liabilities owed by any of the GUARANTORS to the LESSOR from time to time.

       Section 19. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional duty and obligation of each of the GUARANTORS, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which any of the GUARANTORS might otherwise have against the LESSOR (or its assignee or successor in interest). The GUARANTORS shall pay and perform all OBLIGATIONS, free of any deductions and without abatement, diminution or set-off. Until such time as the OBLIGATIONS have been fully paid and performed, each GUARANTOR: (a) shall not suspend or discontinue any payments provided for herein; (b) shall perform and observe all of the covenants and agreements contained in this GUARANTY; and (c) shall not terminate or attempt to terminate this GUARANTY, in whole or in part, for any reason. No delay by the LESSOR in making demand upon the GUARANTORS for satisfaction of the OBLIGATIONS shall prejudice or in any way impair the ability of the LESSOR to enforce this GUARANTY.

       Section 20. Defenses Against Lessees. Until the OBLIGATIONS of the GUARANTORS hereunder have been satisfied in full, each of the GUARANTOR waives any right to assert against either of the LESSEES any defense (whether legal or equitable), claim, counterclaim, or right of set-off or recoupment which the GUARANTORS may now or hereafter have against the LESSEES or any other GUARANTOR.

       Section 21. Lessor's Expenses. Should this GUARANTY be referred to an attorney for collection, the GUARANTORS shall pay all of the reasonable LESSOR'S EXPENSES resulting from such referral, including reasonable attorneys' fees.

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


       Section 22. Remedies Cumulative. All of the LESSOR'S rights and remedies shall be cumulative and any failure of the LESSOR to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

       Section 23. Discharge Of Guaranty. This GUARANTY shall not be discharged and the GUARANTORS shall not be released from liability until all OBLIGATIONS have been paid, performed and satisfied in full and the satisfaction of the OBLIGATIONS is not subject to challenge, contest or any contingency. If all or any portion of the OBLIGATIONS are satisfied and the LESSOR is required by order of a court of competent jurisdiction to pay to any PERSON the sums used to satisfy the OBLIGATIONS, the OBLIGATIONS shall remain in effect and enforceable to the extent thereof.

       Section 24. Subordination Of Certain Indebtedness. If the GUARANTOR has advanced or advances any sums to the LESSEES or its successors or assigns or if the LESSEES or its successors or assigns shall hereafter become indebted to the GUARANTOR, such sums and indebtedness shall be subordinate in payment and right of enforcement and in all other respects to the amounts then or thereafter due and owing to the any or all of the LESSOR by the LESSEES.

       Section 25. Choice Of Law. The laws of the Commonwealth of Pennsylvania (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this GUARANTY and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this GUARANTY and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this GUARANTY or which occurred or were to occur as a direct or indirect result of this GUARANTY having been executed.

       Section 26. Consent To Jurisdiction; Agreement As To Venue. Each of the GUARANTORS irrevocably consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States District Court for the Eastern District of Pennsylvania, if a basis for federal jurisdiction exists. Each of the GUARANTORS agrees that venue shall be proper in any court of the Commonwealth of Pennsylvania selected by the LESSOR or in the United States District Court for the Eastern District of Pennsylvania if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the Commonwealth of Pennsylvania on the basis of improper venue or of inconvenience of forum.

       Section 27. Invalidity Of Any Part. If any provision or part of any provision of this GUARANTY shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this GUARANTY, and this GUARANTY shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

       Section 28. Amendment Or Waiver. This GUARANTY may be amended only by a writing duly executed by the GUARANTORS and by the LESSOR. No waiver by the LESSOR of any of the provisions of this GUARANTY or any of the rights or remedies of the LESSOR with respect hereto shall be considered effective or enforceable unless in writing.

       Section 29. Notices. Any notice required or permitted by or in connection with this GUARANTY shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LESSOR or to the GUARANTORS at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LESSOR or the GUARANTOR. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or five (5) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

                    If to the LESSOR:

                             EMERALD EQUIPMENT LEASING, INC.
                             701 North Broadway
                             King & Essex Streets
                             Gloucester City, New Jersey 08030
                             Attn: John A. Evans, Esquire
                             Fax No.: (609) 742-3015

                    And to:

                             MBC LEASING CORP.
                             2 Hopkins Plaza, 5th Floor
                             Baltimore, Maryland 21201
                             Attn: W. Keith Moore, Vice President
                             Fax No.: (410) 237-5430

                    If to the GUARANTORS:

                             THE HOLT GROUP, INC.
                             HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                             WILMINGTON STEVEDORES, INC.
                             MURPHY MARINE SERVICES, INC.
                             THE RIVERFRONT DEVELOPMENT CORPORATION
                             NPR HOLDING CORPORATION
                             NPR-NAVIERAS RECEIVABLES, INC.
                             NPR S.A., INC.
                             701 North Broadway
                             King & Essex Streets
                             Gloucester City, New Jersey 08030
                             Attn: John A. Evans, Esquire
                             Fax No.: (609) 742-3015

                    With A Courtesy Copy To:

                             Pepper, Hamilton & Scheetz LLP
                             3000 Two Logan Square
                             Eighteenth and Arch Streets
                             Philadelphia, Pennsylvania 19103-2799
                             Attn: Lisa D. Kabnick, Esquire
                             Fax No.: (215) 981-4750

The failure of the LESSOR to send the above courtesy copy shall not impair the effectiveness of notice given to the GUARANTORS in the manner provided herein.

       Section 30. Assignability. This GUARANTY shall inure to the benefit of the assigns of the LESSOR and shall be binding and enforceable upon the successors in interest of the LESSOR and the GUARANTORS. The GUARANTORS acknowledge that it has been contemplated by the LESSOR, the LESSEES, and the GUARANTORS that the LESSOR shall immediately upon the execution of the LEASE, this GUARANTY, and the other LEASE DOCUMENTS assign all of such documentation to MBC to secure the LOAN, as more particularly described in the LOAN AGREEMENT, a draft copy of which has been provided to each GUARANTOR. Each GUARANTOR unconditionally and irrevocably acknowledges and agrees that: (a) each representation, warranty, and submission of information and documentation made by it in connection with this GUARANTY or any of the other LEASE DOCUMENTS shall be deemed to have been made directly to MBC for the purposes of inducing MBC to extend the LOAN to the LESSOR and to accept the collateral assignment of the LEASE DOCUMENTS in connection therewith as contemplated by the LOAN AGREEMENT;
(b) MBC may reasonably rely upon all representations, warranties, and submissions made by the GUARANTORS in connection with the LEASE DOCUMENTS and the transactions contemplated therein, including but not limited to each representation and warranty of the GUARANTORS set forth in this GUARANTY; (c) each reference in this GUARANTY to the defined term "LESSOR" shall be deemed to include MBC until such time as MBC has advised the GUARANTORS in writing that MBC no longer claims any interest in this GUARANTY or in the other LEASE DOCUMENTS, and MBC may directly enforce this GUARANTY against the GUARANTORS either in MBC's name or in the name of the LESSOR and shall have the exclusive right to take all actions, and grant or deny all consents or approvals reserved to the LESSOR hereunder; (d) Emerald Equipment Leasing, Inc. shall have no right to agree to any amendment, modification, waiver or termination of this GUARANTY, or to otherwise provide any consents or take any enforcement or other actions in connection with this GUARANTY until such time as MBC has advised the GUARANTORS in writing that MBC no longer claims any interest in this GUARANTY; and (e) MBC shall not be deemed to have assumed any obligations of the LESSOR under the LEASE DOCUMENTS as the result of the assignment of the LEASE DOCUMENTS to MBC by the LESSOR.

       Section 31. Joint And Several Nature. The liability of each GUARANTOR shall be joint and several with the liability of the other GUARANTORS which are parties to this GUARANTY.

       Section 32. Final Agreement. This GUARANTY contains the final and entire agreement between the LESSOR and the GUARANTORS with respect to the guaranty by the GUARANTORS of the LESSEES' obligations to the LESSOR.

       Section 33. Tense, Gender, Defined Terms, Captions. As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. All defined terms are completely capitalized throughout this GUARANTY. All captions are for the purpose of convenience only.

       Section 34. Seal And Effective Date. This GUARANTY is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution.

       Section 35. Waiver Of Trial By Jury. The GUARANTORS and the LESSOR, by their execution and acceptance, respectively, of this GUARANTY, agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this GUARANTY or the LEASE DOCUMENTS or which in any way relates, directly or indirectly, to this GUARANTY or the LEASE DOCUMENTS or any event, transaction, or occurrence arising out of or in any way connected with this GUARANTY or the LEASE DOCUMENTS, or the dealings of the parties with respect thereto or the administration thereof, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

       IN WITNESS WHEREOF, each of the GUARANTORS has executed this GUARANTY under seal as of the date first written above.

  WITNESS/ATTEST:                           GUARANTORS:

                                            THE HOLT GROUP, INC.,
                                            A Delaware Corporation


/s/ John Evans                              By: /s/ Bernard Gelman
---------------------------                     ------------------------(SEAL)
                                                  Bernard Gelman, Vice President

                                                  Date: November 20 1997

                                            HOLT HAULING AND WAREHOUSING
                                            SYSTEM, INC.,
                                            A Pennsylvania Corporation

 /s/ John Evans                             By: /s/ Bernard Gelman
---------------------------                     -------------------------(SEAL)
                                                  Bernard Gelman, Vice President

                                                  Date: November 20, 1997

                                            WILMINGTON STEVEDORES, INC.,
                                            A Delaware Corporation,

/s/ John Evans                              By: /s/ Bernard Gelman
---------------------------                     -------------------------(SEAL)
                                                  Bernard Gelman, Vice President

                                                  Date: November 20, 1997

                                            MURPHY MARINE SERVICES, INC.,
                                            A Delaware Corporation

                                            By: /s/ Bernard Gelman
                                                ------------------------- (SEAL)
                                                 Bernard Gelman, Vice President

                                                 Date: November 20, 1997

                                            THE RIVERFRONT DEVELOPMENT
                                            CORPORATION,
                                            A New Jersey Corporation

/s/ John Evans                              By: /s/ Bernard Gelman
---------------------------                     -------------------------(SEAL)
                                                Bernard Gelman, Vice President
                                                Date: November 20, 1997

                                            NPR HOLDING CORPORATION,
                                            A Delaware Corporation

/s/ John Evans                              By: /s/ Mario F. Escudero
---------------------------                     -------------------------(SEAL)
                                                Mario F. Escudero,
                                                Senior Vice President

                                                Date: November 20, 1997

                                            NPR-NAVIERAS RECEIVABLES, INC.,
                                            A Delaware Corporation

/s/ John Evans                              By: /s/  Mario F. Escudero
---------------------------                     -------------------------(SEAL)
                                                Mario F. Escudero,
                                                Senior Vice President

                                                Date: November 20, 1997

                                            NPR S.A., INC.,
                                            A Delaware Corporation

/s/ John Evans                              By: /s/  Mario F. Escudero
---------------------------                     -------------------------(SEAL)
                                                Mario F. Escudero,
                                                Senior Vice President

                                                Date: November 20, 1997